SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

TVIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
OPTION CANCELLATION AND REPLACEMENT OPTION GRANTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 2 PROPOSAL TO AMEND THE TVIA, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 RATIFICATION OF INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
OTHER MATTERS
PAYMENT OF COSTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPENDIX A

TVIA, INC.

4001 Burton Drive
Santa Clara, California 95054
(408) 982-8588

July 22, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Tvia, Inc. that will be held on Tuesday, August 20, 2002, at 1:00 p.m. Pacific Daylight Time at the Company’s principal executive offices at 4001 Burton Drive, Santa Clara, California.

      The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

      After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

      A copy of our 2002 Annual Report to stockholders including our Form 10-K is also enclosed.

      The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Kenny Liu
Chairman of the Board

TVIA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 20, 2002

To the Stockholders of Tvia, Inc.:

      The Annual Meeting of Stockholders of Tvia, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices at 4001 Burton Drive, Santa Clara, California, on Tuesday, August 20, 2002, at 1:00 p.m. Pacific Daylight Time, for the following purposes:

1.	To elect two Class II directors to serve until the 2005 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified;

2.	To consider and vote upon an amendment to the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares available for issuance under the Plan by 500,000 shares;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants; and

4.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment of the Annual Meeting.

      Stockholders of record as of the close of business on July 1, 2002 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 4001 Burton Drive, Santa Clara, California, for ten days before the meeting.

      It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or to vote at the meeting.

By Order of the Board of Directors

Michael Hoberg
Secretary

July 22, 2002

TVIA, INC.

4001 Burton Drive
Santa Clara, California 95054
(408) 982-8588

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tvia, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive offices at 4001 Burton Drive, Santa Clara, California, on Tuesday, August 20, 2002, at 1:00 p.m. Pacific Daylight Time, and any postponement or adjournment thereof (the “Annual Meeting”).

      This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about July 22, 2002. The Company’s Annual Report on Form 10-K containing financial statements and financial statement schedules required to be filed for the year ended March 31, 2002, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote at the Annual Meeting.

Who Can Vote

      Stockholders of record at the close of business on July 1, 2002 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on that date, the Company had 22,085,260 shares of common stock, $0.001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

      You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein.

      On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If no choice is specified, the shares will be voted “FOR” the election of the two nominees for director listed in this Proxy Statement and “FOR” approval of the proposals referred to in Items 2, 3 and 4 in the Notice of Annual Meeting of Stockholders.

Required Vote

      Directors are elected by a plurality vote. The two nominees for Class II director who receive the most affirmative votes cast in their favor will be elected to serve as directors. The other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes, but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

Revocation of Proxies

      The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

IMPORTANT

      Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

      Pursuant to Article VI of the Company’s Certificate of Incorporation, the Board of Directors is divided into three classes. Each class consists of two directors. Two Class II directors will be elected at the Annual Meeting and will serve until the 2005 Annual Meeting. The Class III directors will continue to serve until the 2003 Annual Meeting and the Class I directors will continue to serve until the 2004 Annual Meeting.

      The two nominees to fill the Class II director seats to serve until the 2004 Annual Meeting are James Bunker and Steven Cheng. If either nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

      Biographical information concerning each of the nominees is set forth below.

Class II

Name	Age	Principal Occupation for the Past Five Years

James Bunker	67	• Director of the Company since February 2000.
		• From July 1998 to December 1999, Mr. Bunker served as President and Chief Executive Officer of Video Network Communications, Inc., a video conferencing company, and served as Chairman of its Board of Directors from December 1999 to December 2001.
		• From January 1994 to July 1999, consultant to high technology companies.
		• Director since January 2002 and Chairman of the Board of Directors of Channelogics, Inc., a cable systems monitoring software company, since March 2002.
Dr. Steven Cheng	61	• Director of the Company since October 1998.
		• President of Hontung Venture Capital Corp. since October 1998.
		• Since August 1997, Chief Technology Officer of Communications at Acer, Inc.
		• From July 1990 to January 1997, General Director of Computer and Communication Research Laboratories at Industrial Technology Research Institute.
		• Director of WHEREVER.net since May 2000 and director of Southern Information System Ltd. since January 1999.

Required Vote

      The two nominees for director who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

The Board of Directors recommends a vote “FOR” the election of Mr. James Bunker and Dr. Steven Cheng as the Class II Directors of the Company.

      Biographical information concerning the remaining members of the Board of Directors is set forth below:

Class I

Name	Age	Principal Occupation for the Past Five Years

R. David Dicioccio	43	• Director of the Company since February 2000.
		• Since November 1998, Managing Member of RDD Associates, LLC, an investor in and strategic advisor to early stage and established technology companies.
		• From 1992 to 1998, Managing Director and Head of the Technology and Communications Investment Banking practice at Paine Webber Incorporated.
		• Director of Alliance Fiber Optic Products, Inc. and Fabric 7 Systems, Inc. since March 2000 and May 2001, respectively.
Eli Porat	56	• Chief Executive Officer of the Company since November 2001, and President of the Company since February 2002.
		• Director of the Company since March 2001.
		• From May 1997 to November 2001, Chief Executive Officer of OpenGrid, Inc., a mobile business solutions company, and since May 1997, Chairman of the Board of Directors.
		• Mr. Porat has also served as a director and on the compensation committee of Voxware, Inc., an electronics company, and as a director of MessageBay, Inc., a software company, since February 1999 and June 1997, respectively.

Class III

Name	Age	Principal Occupation for the Past Five Years

Kenny Liu	48	• Chairman of the Board of the Company since January 1995.
		• Chief Executive Officer of the Company from January 1995 to November 2001.
		• From January 1989 to March 1994, Chairman and Chief Executive Officer of OPTi Inc., a manufacturer of core logic chip sets for the personal computer market.

Name	Age	Principal Occupation for the Past Five Years

Mark Mangiola	46	• Director of the Company since May 2001.
		• Since March 2001, Partner with Canaan Ventures.
		• From March 1999 to March 2001, President and Chief Executive Officer of @Home Solutions, Inc.
		• From December 1996 to March 1999, Vice President Operations of @Home Networks, Inc.
		• From August 1995 to December 1996, Chief Executive Officer of Positive Communications, Inc.
		• Director of Hcorp Inc. since October 2001 and director of Zolo Technologies, Inc. since January 2002.

Board Meetings and Committees

      The Board of Directors held five meetings during the year ended March 31, 2002. During that period or such shorter period as a director served, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such director served, except Mr. Mangiola, who attended 50% of the meetings of the Audit Committee while a member of that Committee.

Compensation Committee

Number of Members:	Two
Members:	Mr. Bunker Mr. Dicioccio
Number of Meetings:	Four
Functions:	Determines salaries, incentives and other forms of compensation for directors, officers and employees.

Audit Committee

Number of Members:	Three
Members:	Mr. Bunker Mr. Dicioccio (since November 2001) Mr. Porat (until November 2001) Mr. Mangiola (since April 2001)
Number of Meetings:	Five

Functions:	Reviews the Company’s internal accounting procedures and financial management practices with the Company’s independent accountants.
Selects independent accountants to audit the Company’s books and records, subject to approval of the Board of Directors and the stockholders.
It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent accountants are responsible for auditing those financial statements.

Operating Committee

Number of Members:	Three
Members:	Mr. Bunker Mr. Dicioccio Mr. Porat (since April 2001)
Number of Meetings:	The Operating Committee did not meet formally in fiscal 2002, but meet informally throughout the year.
Functions:	Advises the management regarding day to day operations.
Aids in the development of the Company’s business plan and strategy.

Director Compensation

      We compensate each non-employee director $2,500 for each meeting of the Board of Directors they attend in person, and $500 for each meeting they participate in telephonically, except for Mr. Bunker, who receives $1,000 for each meeting in which he participates telephonically. We reimburse directors for reasonable expenses in connection with attendance at meetings of the Board of Directors and committee meetings. We compensate each non-employee director $500 for each committee meeting they attend in person or by telephone. Upon appointment to the Board of Directors, non-employee directors receive a one-time grant of an option to purchase 25,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, which vests ratably over 24 months. On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, each Director who is not an employee shall receive an option to purchase 10,000 shares of the Company’s Common Stock at the fair market value of the Common Stock, which vests in full on the one year anniversary of the grant date. Directors who are members of the Operating Committee receive a one-time grant of an option to purchase 25,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, which vests ratably over 24 months. In the fiscal year ended March 31, 2002, Messrs. Bunker, Dicioccio, Mangiola, Porat and Dr. Cheng each received an annual non-employee director grant of 10,000 shares of Common Stock with an exercise price at $1.82 per share. In addition, Mr. Mangiola and Mr. Porat, who originally joined the Board of Directors as a non-employee director, each received their initial one-time grant of an option to purchase 25,000 shares of Common Stock with an exercise price of $2.40 and $1.50 per share, respectively.

Compensation Committee Interlocks and Insider Participation

      R. David Dicioccio and James Bunker serve as members of the Compensation Committee. Since December 1999, Mr. Dicioccio has provided services as a financial consultant in exchange for an option to purchase 25,000 shares of Common Stock at an exercise price of $.375 per share. As of March 31, 2001, this option was fully vested.

      In January 2001, Mr. Dicioccio agreed to continue providing consulting services in exchange for an option to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $2.25 per share. This option vests ratably over 24 months beginning on March 2, 2001. As of March 31, 2002, 17,708 of the shares were vested and the fair value of the unvested portion of the option was determined to be $4,265 using the Black-Scholes pricing model. Pursuant to his consulting agreement, Mr. Dicioccio also received $1,500 for each day he provided consulting services to the Company, up to a maximum of two days per week. This agreement terminated in August 2001. However, in February 2002, the Company and Mr. Dicioccio entered into a new Consulting Agreement pursuant to which Mr. Dicioccio continues to receive $1,500 for each day he provides consulting services to the Company, up to a maximum of two days per week. During fiscal 2002, Mr. Dicioccio received $13,000 for providing consulting services to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of July 1, 2002 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s Directors, (iii) each of the Company’s Named Officers, and (iv) all Directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Tvia, Inc., 4001 Burton Drive, California 95054. The percentage of Common Stock beneficially owned is based on 22,085,260 shares outstanding as of July 1, 2002. In addition, shares issuable pursuant to options which may be exercised within 60 days of July 1, 2002 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

	Number of Shares	Percentage of
	of Common Stock	Common Stock
	Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)	Owned

Directors and Named Executive Officers:
Kenny Liu(2)	1,384,894	6.2%
Eli Porat(3)	1,060,000	4.6
Jack Guedj(4)	394,104	1.8
Michael Hoberg(5)	258,333	1.2
Jhi-Chung Kuo(6)	499,469	2.2
Johnson Yan(7)	329,232	1.5
Yee Wong(8)	1,061,040	4.8
James Bunker(9)	78,333	*
Steven Cheng(10)	815,706	3.7
R. David Dicioccio(11)	118,333	*
Mark Mangiola(12)	48,300	*
5% Stockholders:
Entities affiliated with Austin W. Marxe and David M. Greenhouse(13)	3,546,561	16.1
All Directors and Executive Officers as a group (12 persons)(14)	6,275,409	25.7

*	Represents less than 1% of the outstanding shares of the Company’s Common Stock.

(1)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)	Includes 884,412 shares held by the Liu-Lee Family Trust of which Mr. Liu and his wife, Li-Chiu Lee are trustees and beneficiaries, 133,332 shares held in the name of Mr. Liu’s minor children, and 185,000 shares subject to options exercisable within 60 days of July 1, 2002, of which 101,564 shares would be subject to the Company’s right of repurchase upon the officer’s termination.

(3)	Represents 1,060,000 shares subject to options exercisable within 60 days of July 1, 2002, of which 908,334 shares would be subject to the Company’s right of repurchase upon the officer’s termination.

(4)	Includes 13,332 shares held in the name of Mr. Guedj’s minor children and 50,000 shares subject to options exercisable within 60 days of July 1, 2002, and 113,231 shares are subject to the Company’s right of repurchase. Mr. Guedj’s address is 1431 Morton Avenue, Los Altos, California 94024.

(5)	Includes 191,667 shares subject to options exercisable within 60 days of July 1, 2002, of which 110,938 shares are subject to the Company’s right of repurchase upon the officer’s termination.

(6)	Includes 129,375 shares subject to options exercisable within 60 days of July 1, 2002, of which 65,314 shares would be subject to the Company’s right of repurchase upon the officer’s termination.

(7)	Includes 329,232 shares subject to options exercisable within 60 days of July 1, 2002, of which 137,118 shares would be subject to the Company’s right of repurchase upon the officer’s termination.

(8)	Includes 119,374 shares subject to options exercisable within 60 days of July 1, 2002, of which 58,439 shares would be subject to the Company’s right of repurchase upon the officer’s termination.

(9)	Includes 18,333 shares held by Windsor Road Limited Partnerships of which Mr. Bunker is the General Partner and 35,000 shares subject to options exercisable within 60 days of July 1, 2002, of which 8,334 shares would be subject to the Company’s right of repurchase upon the director’s termination. The address for Windsor Road Limited Partnerships is Zero Old Penzance Rd., Rockport, MA 01966.

(10)	Includes 740,740 shares held by Hontung Venture Capital Corp. Dr. Cheng, one of our directors, is the president of Hontung. Also includes 26,666 shares subject to options exercisable within 60 days of July 1, 2002, of which 7,292 shares would be subject to the Company’s right of repurchase upon the director’s termination. The address for Hontung Venture Capital Corp. is 14F, No. 37, Sec. 3, Minchiuan E. Rd., Taipei, Taiwan, 104 R.O.C.

(11)	Includes 35,000 shares subject to options exercisable within 60 days of July 1, 2002, of which 7,292 shares would be subject to the Company’s right of repurchase upon the director’s termination.

(12)	Includes 48,300 shares subject to options exercisable within 60 days of July 1, 2002, of which 14,167 shares would be subject to the Company’s right of repurchase upon the director’s termination.

(13)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2002 by Special Situations Fund III, L.P. (“SSF III”), Special Situations Technology Fund, L.P. (“SST”), Special Situations Cayman Fund, L.P. (“CAY”), MGP Advisers Limited Partnership (“MGP”), SST Advisers L.L.C. (“SSTA”), AWM Investment Company, Inc. (“AWM”), Austin W. Marxe (“Marxe”) and David Greenhouse (“Greenhouse”), SSF III, SST, CAY, MGP, SSTA and AWM report sole power to vote or to direct the vote and to dispose of or to direct the disposition of: 2,074,800 shares; 766,101 shares; 705,660 shares; 2,074,800 shares; 766,101 shares and 705,660 shares, respectively. SSTA is the general partner and investment adviser to STT, MGP is the general partner and investment adviser to SSF III, AWM is the general partner of MGP, and also is the general partner and investment adviser of CAY. Marxe and Greenhouse are the officers, directors, members or principal shareholders of MGP, SSTA and AWM. Marxe and Greenhouse each report shared power to vote or to direct the vote of and to dispose or to direct the disposition of 3,546,562 shares which are beneficially owned by Marx and Greenhouse by virtue of their being executive officers of MGP, SSTA and AWM. The principal office and business address of SSF, MGP, SSTA, AWM, Marxe and Greenhouse is 153 East 53 Street, New York, New York 10022. The principal office and business address of the CAY is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694, Grand Cayman, Cayman Islands, British West Indies.

(14)	Includes 2,297,545 shares subject to options exercisable within 60 days of July 1, 2002 and 1,589,573 shares are subject to the Company’s right of repurchase upon the officers’ or directors’ termination.

EXECUTIVE COMPENSATION

      The following table summarizes all compensation paid to (i) the Company’s Chief Executive Officer as of March 31, 2002, (ii) each of our four most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the year ended March 31, 2002, (iii) our former Chief Executive Officer, and (iv) one former executive officer whose total salary and bonus exceeded $100,000 during the year ended March 31, 2002, but who is no longer employed by the Company (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
					Compensation

		Annual Compensation			Securities
					Underlying	All Other
Name and Position	Year	Salary($)		Bonus($)	Options(#)	Compensation($)

Kenny Liu(1)	2002	$199,992		$—	85,000 (2)	$—
Chairman of the Board and	2001	170,000		—	—	—
Former Chief Executive Officer	2000	518,333	(3)	—	100,000	—
Eli Porat	2002	83,077	(4)	—	1,035,000	4,000	(5)
President and Chief Executive Officer
Michael Hoberg	2002	155,000		12,700	45,000	—
Vice President of Finance and	2001	150,000		—	—	—
Chief Financial Officer	2000	22,308	(6)	—	213,333	—
Jhi-Chung Kuo	2002	177,000		12,500	45,000	—
Chief Technology Officer	2001	180,477		—	—	—
	2000	142,847		—	83,333	—
Johnson Yan(7)	2002	166,623		11,458	41,250 (8)	—
Former Vice President	2001	102,326		—	281,580	—
of Engineering	2000	—		—	—	—
Yee Wong	2002	170,000		10,000	35,000	—
Vice President of Operations	2001	188,822		—	—	—
	2000	145,385		—	75,000	—
Jack Guedj(9)	2002	158,356		73,570	50,000	45,514	(10)
Former President	2001	160,907		—	—	—
	2000	105,288	(11)	—	420,159	56,000	(12)

(1)	Mr. Liu served as our Chief Executive Officer until November 2001 and remains Chairman of the Board.

(2)	The option to purchase 85,000 shares of Common Stock granted in fiscal 2002 was subsequently cancelled. For further explanation, please see “Option Cancellation and Replacement Option Grants.”

(3)	Includes $274,333 paid in fiscal year 2000 for services performed in prior years.

(4)	Mr. Porat commenced employment in November 2001 at an annual salary of $240,000 for calendar year 2002.

(5)	Represents director fees paid to Mr. Porat prior to his commencing employment as the Company’s President and Chief Executive Officer.

(6)	Mr. Hoberg commenced employment in February 2000 at an annual salary of $145,000 for calendar year 2000.

(7)	Mr. Yan served as our Vice President of Engineering from July 2000 until April 2002, at which time he ceased to be an executive officer of the Company.

(8)	The option to purchase 41,250 shares of Common Stock granted in fiscal 2002 was subsequently cancelled. For further explanation, please see “Option Cancellation and Replacement Option Grants.”

(9)	Mr. Guedj resigned from the Company in January 2002.

(10)	Represents $29,646 paid in severance to Mr. Guedj and $15,868 for the payment of accrued paid vacation.

(11)	Mr. Guedj commenced employment in May 1999 at an annual salary of $125,000 for calendar year 2000.

(12)	Represents a commission on third party participation in the sale of Series I preferred stock. The commission was paid in cash and stock.

Stock Options

      The following table sets forth certain information for the fiscal year ended March 31, 2002 with respect to stock options granted to and exercised by our Named Executive Officers. The exercise price is equal to 100% of the fair market value of our Common Stock on the date of grant. The options have a term of 10 years, and all are subject to earlier termination in certain events related to termination of employment, except for Mr. Porat’s options.

Option Grants in Fiscal Year 2002

	Individual Grants

		Percent of			Potential Realizable Value
	Number of	Total Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price Appreciation
	Underlying	Employees in	Exercise		for Option Term($)(2)
	Options	Fiscal Year	Price Per	Expiration
Name	Granted	(%)(1)	Share($)	Date	5%	10%

Kenny Liu	85,000 (3)	3.4%	$2.10	7/25/11	$112,258	$284,483
Eli Porat(4)	1,000,000	39.5	1.27	11/25/11	833,726	2,112,824
Michael Hoberg	45,000	1.9	2.10	7/25/11	59,431	150,608
Jhi-Chung Kuo	45,000	1.8	2.10	7/25/11	59,431	150,609
Johnson Yan	41,250 (3)	1.6	2.10	7/25/11	54,478	138,058
Yee Wong	35,000	1.4	2.10	7/25/11	46,223	117,140
Jack Guedj	50,000	2.0	2.10	7/25/11	66,034	167,343

(1)	The percentage of total options granted is based on a total of 2,530,324 options granted to employees in fiscal 2002.

(2)	The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

(3)	The option grant was subsequently cancelled. For further explanation, please see “Option Cancellation and Replacement Option Grants.”

(4)	In November 2001, the Company granted Mr. Porat two out-of-plan non-qualified stock options. The first grant is for 800,000 shares of Common Stock, with an exercise price of $1.27, the fair market value on the date of grant. The option vests over a four year period. The second grant is for 200,000 shares of Common Stock, with an exercise price of $1.27, the fair market value on the date of grant. If Mr. Porat meets certain performance objectives, the second option will vest ratably over 48 months beginning on the last day of the first month following the first anniversary of the vesting commencement date. If Mr. Porat does not meet the performance objectives, the option will vest in full on the sixth anniversary of the vesting commencement date.

Aggregated Option Exercises in Last Fiscal Year

and 2002 Year End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			March 31, 2002(#)		March 31, 2002($)(1)
	Shares Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kenny Liu(2)	—	—	—	—	$—	—
Eli Porat	—	—	1,060,000	—	577,665	—
Michael Hoberg	—	—	146,667	—	214,720	—
Jhi-Chung Kuo	—	—	129,375	—	—	—
Johnson Yan(3)	—	—	101,580	—	—	—
Yee Wong	—	—	119,374	—	—	—
Jack Guedj	—	—	50,000	—	—	—

(1)	Calculated on the basis of the fair market value of the underlying securities at March 31, 2002 ($1.839 per share) minus the exercise price.

(2)	Excludes an option to purchase 85,000 shares of Common Stock granted in fiscal 2002 with an exercise price of $2.10 per share, which was subsequently cancelled. For further explanation, please see “Option Cancellation and Replacement Option Grants.”

(3)	Excludes an option to purchase 41,250 shares of Common Stock granted in fiscal 2002 with an exercise price of $2.10 per share, which was subsequently cancelled. For further explanation, please see “Option Cancellation and Replacement Option Grants.”

Out-of-Plan Option Grants to Chief Executive Officer

      In November 2001, the Company granted to its new President and Chief Executive Officer, Eli Porat, two out-of-plan non-qualified stock options. The first grant is for 800,000 shares of Common Stock, with an exercise price of $1.27, the fair market value on the date of grant. The option vests over a four year period. The second grant is for 200,000 shares of Common Stock, with an exercise price of $1.27, the fair market value on the date of grant. If Mr. Porat meets certain performance objectives, the second option will vest ratably over 48 months beginning on the last day of the first month following the first anniversary of the vesting commencement date. If Mr. Porat does not meet the performance objectives, the option will vest in full on the sixth anniversary of the vesting commencement date.

Change of Control and Severance Agreements

      The severance agreements with our executive officers provide that 25% of an executive officer’s unvested options will automatically vest upon a change of control of the Company. Following such a change of control, 100% of the options granted will automatically vest if the executive officer is terminated, or constructively terminated within 24 months. In addition, all unvested options granted to directors at the time of a change of control automatically vest in full.

      The Company’s Chairman, Kenny Liu, and the President and Chief Executive Officer, Eli Porat, will each receive 18 months’ salary upon termination following a change of control of the Company. The Company’s Vice Presidents, Michael Hoberg, Jhi-Chung Kuo, James Tao, Yee Wong, and Bo Liu, will each receive nine months’ salary upon their termination following a change of control.

      In January 2002, Jack Guedj resigned from the Company. Mr. Guedj and the Company entered into a Severance Agreement the terms of which included a payment of $94,000 of additional salary and six months of additional vesting of his stock options.

OPTION CANCELLATION AND REPLACEMENT OPTION GRANTS

      In September 2001, the Company accepted for cancellation options to purchase an aggregate of 624,028 shares of the Company’s Common Stock from eight employees, including two of the Company’s executive officers. The cancelled options included 174,730 shares that were granted in the six months prior to the cancellation date. In order to address the substantial decline in value of certain outstanding stock options held by the individuals and the increasing inability of those options to provide a meaningful incentive for the optionees to remain in the Company’s employ, at the time, the Company agreed to grant replacement options six months and one day after the cancellation date at the then current fair market value of the Company’s Common Stock. Each of the eight employees exchanged outstanding options to purchase shares of Common Stock with an exercise price at or in excess of $8.85 per share under the Company’s 1999 Stock Incentive Plan (the “1999 Plan”) and the Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”) as well as any options granted in the six months prior to the cancellation date for a new option under the 2000 Plan.

      On April 5, 2002, in fiscal year 2003, the Company granted new options to purchase an aggregate of 624,028 shares of Common Stock to the eight individuals to replace the options that had been cancelled. The exercise price for the new options was $1.67 per share, the last reported trading price of the Company’s Common Stock on that date.

      In general, each option issued in exchange for a cancelled option will continue to vest over the same period as the cancelled option in accordance with the vesting schedule of the cancelled option. However, the replacement options will generally not be exercisable for 11 to 13 months after the date of grant, depending on the individual.

      The table below provides certain information concerning all repricing of options held by the Company’s executive officers during the past ten years.

	10-Year Option Repricing

		Number of				Length of
		Securities	Market Price			Time Option
		Underlying	of Stock	Exercise Price	New Exercise	Remaining
		Options/SARs	at Time of	at Time of	Price of	at Date of
	Date of	Repriced or	Repricing or	Repricing or	Repricing or	Repricing or
Name and Principal Position	Repricing	Amended(#)	Amendment($)	Amendment($)	Amendment($)	Amendment

Kenny Liu	09/26/01	100,000	$1.44	$9.00	$1.67	8.5 Years
Chairman of the Board		85,000	1.44	2.10	1.67	9.2 Years
Johnson Yan	09/19/01	180,000	1.50	8.85	1.67	8.9 Years
Former Vice President		41,250	1.50	2.10	1.67	9.2 Years
of Engineering

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee, established in July 2000, is comprised of two non-employee directors. Prior to fiscal 2001, the responsibilities of the Compensation Committee were fulfilled by the full Board of Directors. The Committee performs the following functions:

•	reviewing and determining salaries, incentives and other forms of compensation for directors and executive officers of the Company,

•	establishing the general compensation programs for such individuals, and

•	administering various incentive compensation and benefit plans.

Compensation Philosophy

      In August 2000, the Company completed its initial public offering of its Common Stock and became a reporting company at that time. It is the Compensation Committee’s philosophy that the compensation programs for the executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company’s success. To conserve cash and encourage growth during the first years of the Company’s existence, executive compensation was based on the “start-up” model, with a relatively low percentage of compensation comprised of base salary and a higher percentage of stock options. As the Company has continued to grow and develop, it is shifting its compensation plans to mirror those of other publicly traded companies in its sector and to reflect the size and value of the Company. The Company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

      It is the Company’s policy generally to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation is comprised of three elements: (i) a base salary, (ii) bonus and (iii) stock options.

      The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2002 fiscal year are described below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, or create different compensation elements, for future fiscal years.

Executive Officer Base Salary and Bonus

      The base salary for each executive office is generally established on the basis of relative parity with other executive officers of the Company. The Compensation Committee’s policy is to consider market information and estimated base salary levels paid for similar positions at peer companies. In addition, a certain portion of executive officer compensation is contingent on the Company’s performance. The Company generally has compensated its officers with salaries and stock options as opposed to cash bonuses.

Stock Option Grants

      To date, long-term incentives have consisted primarily of grants of options to purchase the Company’s Common Stock. Generally, stock option grants are made by the Compensation Committee to certain of the Company’s executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

      The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods, and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

Option Cancellation and Replacement Option Grants

      In light of the substantial decline in the market price of the Company’s Common Stock that began in the latter part of the 2000 calendar year and occurred as a result of the economic downturn in the technology sector and the semiconductor industry, many of the outstanding options held by the Company’s executive officers and other key employees had exercise prices that were significantly higher than the market price of the underlying Common Stock. The Compensation Committee believed that many of those options had limited value and were unlikely to be exercised in the foreseeable future. As a result, the Compensation Committee decided that those options were no longer effective in achieving the desired objectives of retaining and incentivizing employees that are important to the Company’s attainment of its business and financial objectives and to the creation of value for the Company’s stockholders.

      Accordingly, in September 2001, the Compensation Committee authorized the Company to implement an option exchange with eight employees to give them the opportunity to exchange certain outstanding options to purchase Common Stock under the 1999 Plan and the 2000 Plan. The Company’s former Chief Executive Officer, who presently continues to serve as the Chairman of the Board, and its former Vice President of Engineering each participated in the option exchange. In exchange for the cancellation of the options, each of the participating employees would receive a new option grant under the 2000 Plan for the same number of shares to be granted at least six months and one day after the cancellation of the original options.

      Options to purchase 624,028 shares, including 406,249 shares held by executive officers, were accepted by the Company for cancellation.

      On April 5, 2002, the Company granted the eight individuals new options to purchase an aggregate of 624,028 shares of the Common Stock. The exercise price per share for the new options is $1.67, the last reported trading price of the Company’s Common Stock on the grant date.

      In general, each option issued in exchange for a cancelled option will continue to vest in accordance with the same vesting schedule in effect for the cancelled option and will generally not be exercisable for 11 to 13 months after the date of grant, depending on the individual.

      In order to assure that the option exchange served its primary purposes of assuring the continued service of the Company’s key employees and helping to create stockholder value, the Compensation Committee imposed several limitations on the option exchange. Participants would be eligible to receive a replacement option for his or her cancelled option only if that individual continued in the Company’s employ until the grant date of the replacement option. To assure that the replacement option would not be treated as a variable award for financial accounting purposes, which would have impacted the Company’s earnings, any option granted within the six month period prior to the offer to exchange the options that had an exercise price that was less than that of the cancelled options also had to be surrendered for cancellation. In addition, each participant in the program had to remain in the Company’s employ for six months and a day from the cancellation date in order to receive the replacement option. Each replacement option vests in accordance with the vesting schedule of the cancelled option it replaces. As a result, the optionee will only have the opportunity to acquire all the shares subject to the replacement option if he or she remains in the Company’s employ through the end of the vesting period. The Compensation Committee believes that this program was necessary because equity incentives in the form of stock option grants form a critical component of the compensation package provided to key employees of the Company and play a substantial role in the Company’s ability to retain the services of the individuals essential to the Company’s long-term financial success.

Chief Executive Officer Compensation

      The compensation of the Chief Executive Officer is determined using the same criteria as for the other executive officers. In fiscal 2002, the Compensation Committee set Mr. Porat’s salary at $240,000, with an annual bonus of up to $120,000 provided certain objectives are obtained and awarded Mr. Porat two out-of-plan options to purchase, in aggregate, up to 1,000,000 shares of the Company’s Common Stock. The Compensation Committee believes Mr. Porat’s compensation package provides him with significant incentives to continue contributing to the Company’s financial success. Mr. Liu was the Company’s Chief Executive Officer until November 26, 2001. In October 2001, the Compensation Committee increased Mr. Liu’s salary from $140,000 to $200,000. Mr. Liu continues to serve as an executive officer in his capacity as Chairman of the Board.

Compliance with Internal Revenue Code 162(m)

      Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based cash compensation paid to the Company’s executive officers for the 2002 fiscal year did not exceed the $1.0 million limit per officer, and the Compensation Committee plans to keep the non-performance-based compensation to be paid to the Company’s executive officers for the 2003 fiscal year within that limit. The 2000 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under the 2000 Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee does not expect to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer approach the $1.0 million level.

      The options granted to Mr. Porat outside of the 2000 Plan would not qualify as performance based compensation and therefore will be subject to the $1.0 million limitation.

      It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

      Submitted by the Compensation Committee of the Company’s Board of Directors:

James Bunker

R. David Dicioccio

STOCK PRICE PERFORMANCE GRAPH

      The following graph shows the cumulative total stockholder return assuming the investment of $100 on August 9, 2000 (the day of the Company’s initial public offering) in each of the Company’s Common Stock, the Nasdaq Composite Index and the Philadelphia Semiconductor Index. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

		Philadelphia
	Tvia	Semiconductor	Nasdaq Composite

August 9, 2000	$100.00	$100.00	$100.00
September 29, 2000	163.07	88.36	95.31
December 29, 2000	35.80	59.83	64.11
March 30, 2001	14.49	56.55	47.76
June 30, 2001	20.45	64.76	56.09
September 28, 2001	12.55	38.77	38.89
December 31, 2001	15.91	54.18	50.61
March 29, 2002	16.72	61.76	47.89

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee operates under a written charter. On April 29, 2002, the Audit Committee adopted a revised charter. A copy of the revised Audit Committee Charter is attached as Appendix A to this Proxy Statement. The current members of the Audit Committee are James Bunker, Mark Mangiola and David Dicioccio, each of whom meets the independence standards established by the Nasdaq Stock Market, with the exception of Mr. Dicioccio, who may not be considered as independent because of the consulting services he renders to the Company. In compliance with Rule 4350(d)(2)(B) of the Nasdaq Stock Market’s listing standards, the Company’s Board of Directors determined that Mr. Dicioccio’s continued membership on the Audit Committee is in the best interests of the Company and its stockholders because of the extent of his knowledge and experience in financial matters.

      The Audit Committee performs the following activities:

•	overseeing the Company’s financial reporting process on behalf of the Board of Directors, and

•	providing independent, objective oversight of the Company’s accounting functions and internal controls.

      The Audit Committee reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with the Company’s management and PricewaterhouseCoopers LLP. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles in the United States. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally acceptable in the United States.

      The Audit Committee met privately with PricewaterhouseCoopers LLP, and discussed issues deemed significant by the accountants, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP its independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees).

      In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2002, for filing with the Securities and Exchange Commission.

Audit Committee

James Bunker

Mark Mangiola
R. David Dicioccio

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      In April 2001, as a result of an 83(b) election made in connection with the exercise of stock options, Jack Guedj incurred certain tax liabilities. The Company loaned Mr. Guedj $20,000 to cover substantially all of his tax liability associated with the tax liability. The loan is evidenced by a promissory note and was secured by the Company’s Common Stock purchased in connection with the exercise of the stock options. The loan accrued interest at the rate of 4.83% per year. During fiscal 2002, Mr. Guedj had a maximum indebtedness to the Company of $20,775, including accrued interest. Mr. Guedj paid the loan in full in June 2002.

      In September 2001, the Company cancelled options previously granted to Mr. Liu and Mr. Yan, two of its executive officers. In March 2002, new options at lower exercise prices were granted to each of these executive officers. For additional information regarding the option repricing, please see the sections entitled “Option Exchange and Supplemental Option Grants” and “10-Year Option Repricing.”

      The Company also has a consulting agreement with one of its non-employee directors, R. David Dicioccio. Please see “Election of Director — Compensation Committee Interlocks and Insider Participation” for a description of this consulting arrangement.

      The Company entered into a Severance Agreement with Mr. Guedj. Please see “Change in Control and Severance Agreements” for a description of this agreement.

EQUITY COMPENSATION PLAN INFORMATION

      Set forth in the table below is certain information regarding the number of shares of Common Stock that were subject to outstanding stock options or other compensation plan grants and awards as of March 31, 2002.

				Number of Securities
				Remaining Available
				for Future Issuance
	Number of Securities		Weighted-Average	Under Equity
	to be Issued Upon		Exercise Price of	Compensation Plans
	Exercise of		Outstanding	(Excluding
	Outstanding Options,		Options, Warrants	Securities Reflected
Plan Category	Warrants and Rights		and Rights	in Column (a))

Equity compensation plans approved by security holders	3,161,653	(1)	$3.05	2,077,310
Equity compensation plans not approved by security holders	1,333,785	(2)(3)(4)(5)	$2.07	—

Totals	4,495,438		$2.76	2,157,669 (6)

(1)	Includes shares to be issued upon exercise of outstanding options and warrants granted under the 1999 Plan and the 2000 Plan. Options or warrants to purchase shares of the Company’s Common Stock are no longer granted under the 1999 Plan.

(2)	In November 2001, the Company issued two out-of-plan non-qualified options. The first grant is for 800,000 shares of Common Stock, with an exercise price of $1.27, the fair market value on the date of grant. The option vests over a four year period. The second grant is for 200,000 shares of Common Stock, with an exercise price of $1.27, the fair market value on the date of grant. If certain performance objectives are met, the second option will vest ratably over 48 months beginning on the last day of the first month following the first anniversary of the vesting commencement date. If the performance objectives are not met, the option will vest in full on the sixth anniversary of the vesting commencement date.

(3)	Includes warrants to purchase 100,000 and 166,665 shares of Common Stock at exercise prices of $3.00 and $3.75 per share, respectively. The warrants were issued between December 1997 and January 2000 to related party guarantors of loans previously incurred by the Company. The loans were repaid. Each of the warrants has a term of five years and terminates between December 2002 and January 2005.

(4)	Includes warrants to purchase 13,333 and 8,333 shares of Common Stock at exercise prices of $3.00 and $3.75 per share, respectively. The warrants were issued to a bank in June 1999 and in December 1999 in connection with loans previously incurred by the Company. The loans were repaid. The warrants have a term of five years and terminate in June 2004 and December 2004.

(5)	Includes a warrant to purchase 45,454 shares of Common Stock at an exercise price of $11.00 per share. The warrant was issued to a company that provided marketing services to the Company. The warrant has a term of three years and expires in July 2003.

(6)	Includes 80,359 shares reserved for issuance under the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”). The number of shares reserved for issuance under the ESPP increases on April 1, of every year, by the lesser of: 83,333 shares; 3% of the outstanding Common Stock on such date; or a lesser amount determined by the Board of Directors. Each participant may purchase up to 4,000 shares on any purchase date. The ESPP permits eligible employees to contribute up to 15% of cash compensation toward the semi-annual purchase of the Company’s Common Stock. The purchase price is 85% of the fair market value on the day prior to the beginning of the six-month period at which an eligible employee is enrolled, or the end of each six-month offering period, whichever is lower.

PROPOSAL 2

PROPOSAL TO AMEND THE TVIA, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

      In April 2002, the Board of Directors approved an amendment to the Company’s 2000 Employee Stock Purchase Plan, as amended (the “ESPP”), subject to the approval of the Company’s stockholders at the Annual Meeting. The following summary of the principal features of the ESPP is qualified by reference to the terms of the ESPP, a copy of which is available without charge upon stockholder request to Investor Relations, Tvia, Inc., 4001 Burton Drive, Santa Clara, California 95054.

Description of Amendment

      The amendment to the ESPP approved by the Board of Directors and submitted for stockholder approval consists of an increase in the number of shares of Common Stock reserved for issuance under the ESPP by 500,000 shares from 416,666 to 916,666 shares.

Employee Stock Purchase Plan

      The ESPP was adopted by our Board of Directors on March 20, 2000, was subsequently approved by the Company’s stockholders on July 31, 2000 and became effective upon the completion of the Company’s initial public offering in August 2000. The purpose of the ESPP is to provide employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing shares of Common Stock on favorable terms and to pay for such purchases through payroll deductions. A total of 916,666 shares of Common Stock (including 500,000 shares subject to stockholder approval at the Annual Meeting) have been reserved for issuance under the ESPP.

Administration

      The Board of Directors acts as the committee that administers the ESPP. The Board of Directors has the authority to interpret the ESPP and make all policy decisions relating to operation of the ESPP, to determine eligibility, to establish such limitations and procedures as it determines are consistent with the ESPP and to adjudicate any disputed claims under the ESPP.

Eligibility; Price of Shares

      Each regular full-time and part-time employee of the Company and subsidiaries designated by the Compensation Committee who customarily works more than 20 hours per week and more than five months per calendar year is eligible to participate in the ESPP. However, no employee is eligible to participate in the ESPP if, immediately after electing to participate, the employee would own stock of the Company (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company. In addition, no employee is permitted to purchase Common Stock with a fair market value (determined at the time the right is granted) in excess of $25,000 in a calendar year under the ESPP and other employee stock similar purchase plans of the Company or its subsidiaries.

      Under the ESPP, two offering periods commence in each calendar year, consisting of 24 months each. Each offering period is divided into four six-month “accumulation periods” commencing on April 1 and October 1 of each calendar year. During each accumulation period, payroll deductions will accumulate without interest. On the last trading day of the month in which the accumulation period expires, accumulated payroll deductions will be used to purchase Common Stock. The Company will apply the amount contributed by the participant during that period to purchase shares of Common Stock for him or her. The purchase price will be equal to 85% of the lower of (a) the market price of the Common Stock on the last trading day of the month in which the accumulation period expired or (b) the market price of the Common Stock on the last trading day before the commencement of the applicable offering period. In general, each offering period is 24 months long, but a new offering period begins every six months. Thus, up to four overlapping offering periods may be in effect at the same time. If, during an offering period, the market price of the Common Stock is lower on a purchase date than it was on the last trading day before the commencement of that offering period, then the participants will be automatically re-enrolled in the subsequent offering period. No participant may purchase more than 4,000 shares in any one accumulation period.

Participation; Payroll Deductions; Purchase of Shares

      Eligible employees become participants in the ESPP by executing an enrollment form and filing it with the Company at least fifteen days before the first day of the applicable offering period. The payroll deductions made for each participant may be not be less than 1% and not more than 15% of the participant’s compensation.

Withdrawal From the ESPP; Termination of Employment

      Participants may withdraw from the ESPP at any time before the last day of the accumulation period. As soon as practicable after withdrawal, payroll deductions cease and all amounts credited to the participant’s account are refunded in cash, without interest. A participant who has withdrawn from the ESPP cannot be a participant in future offering periods unless he or she re-enrolls pursuant to the ESPP’s guidelines.

      Termination of a participant’s status as an eligible employee is treated as an automatic withdrawal from the ESPP. A participant may designate in writing a beneficiary who is to receive unused cash in his or her account in the event of the participant’s death. If there is no surviving beneficiary, the unused cash will be distributed to the participant’s estate. The disposition of shares already purchased is governed by the participant’s will or applicable law. Any other attempted assignment, except by will, and the laws of descent and distribution, may be treated as a withdrawal.

Amendment and Termination

      The ESPP may be amended or terminated at any time by the Board of Directors, subject to applicable laws.

Effect of Certain Corporate Events

      In the event of an increase or decrease in the number of outstanding shares resulting from a subdivision or consolidation of the outstanding Common Stock, a spin-off, a declaration of a dividend payable in Common Stock or any other increase or decrease in the outstanding shares effected whether the receipt or payment of consideration by the Company or a similar event, the Compensation Committee will make adjustments in the number and/or purchase price of shares, the 4,000 share limit and/or the number of shares available under the ESPP, as appropriate.

      Immediately prior to the effective time of a corporate reorganization, the offering period and the accumulation period then in progress shall terminate and stock will be purchased with the accumulated payroll deductions, unless the ESPP is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation.

Required Vote

      The amendment of the ESPP requires the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy.

      The Board of Directors recommends a vote “FOR” the amendment to the Company’s 2000 Employee Stock Purchase Plan.

PROPOSAL 3

RATIFICATION OF INDEPENDENT ACCOUNTANTS

      Upon the recommendation of the Audit Committee, the Board of Directors on April 5, 2002 appointed the firm of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending March 31, 2002, and the Board of Directors appointed the firm of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending March 31, 2003, subject to ratification by the stockholders. Arthur Andersen LLP audited the Company’s financial statements from fiscal year 1996 to fiscal year 2001.

      On April 8, 2002, the Company’s Board of Directors, upon recommendation of the Company’s Audit Committee, made a determination to no longer engage Arthur Andersen LLP as the Company’s independent public accountants and engaged PricewaterhouseCoopers LLP on April 10, 2002 to serve as the Company’s independent public accountants for the fiscal year ended March 31, 2002.

      Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the fiscal years ended March 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the fiscal years ended March 31, 2001 and 2000 and the subsequent interim period through April 8, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      During the fiscal years ended March 31, 2001 and 2000 and through April 8, 2002, the Company did not consult PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting. They will be able to make a statement, and will be available to answer any proper questions stockholders may have.

Audit and Non-Audit Fees

      Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2002 and the reviews of the financial statements included in the Company’s Form 10-K were $105,000. Arthur Andersen’s fees for the reviews of the Company’s quarterly financial statements were approximately $45,000.

      Financial Information Systems Design and Implementation Fees. There were no fees billed for professional services rendered for information technology services related to financial information systems design and implementation by Arthur Andersen or PricewaterhouseCoopers LLP for fiscal year 2002.

      All Other Fees. There were no fees billed for services rendered by PricewaterhouseCoopers LLP other than for the services described above, including fees related to tax consulting and other non-audit services, for fiscal year 2002, and Arthur Andersen billed fees of $30,620 for tax consulting and other non-audit services for fiscal year 2002.

      The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Required Vote

      Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Board of Directors will review its selection of the Company’s independent accountants for the fiscal year ending March 31, 2004.

      The Board of Directors recommends a vote “FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2003 Annual Meeting must be received by the Secretary of the Company no later than March 24, 2003 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

      A stockholder proposal not included in the Company’s proxy statement for the 2003 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

OTHER MATTERS

      The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

PAYMENT OF COSTS

      The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. The Company may either contract with a proxy solicitor to assist in the solicitation of proxies or may handle the solicitation directly. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with during the fiscal year ended March 31, 2002, except for Messrs. Mangiola, Wong and Yan who, through administrative error, each filed a late Form 5 reporting 2, 1 and 6 transactions, respectively. Dr. Cheng filed a Form 5 reporting 1 transaction which was received by the SEC but returned as illegible.

      Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors.

Eli Porat
President and Chief Executive Officer

July 22, 2002

The Company’s 2002 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 4001 Burton Drive, Santa Clara, California 95054, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of July 1, 2002, the stockholder was entitled to vote at the Annual Meeting.

APPENDIX A

April 29, 2002

TVIA, INC.

AUDIT COMMITTEE CHARTER

      The Audit Committee shall be appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to the Company’s (1) financial statements and auditing, accounting and related reporting processes and (2) systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board.

Composition

      The Audit Committee shall consist of at least three members of the Board, each of whom shall meet the independence and experience requirements of applicable laws, regulations, and stock market rules. The members of the Audit Committee shall be appointed by the Board.

Responsibilities

      The Audit Committee shall:

Documents/ Reports Review

•	Review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements, and recommend that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	Review with management and the independent auditors the Company’s quarterly financial statements.

•	Review with management and the independent auditors the significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements and discuss any other matters communicated to the Committee by the independent auditors.

•	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Accounting and Financial Controls Framework

•	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

•	Review with the independent auditors any management letter provided by the independent auditors and the Company’s responses to that letter.

Independent Auditors

•	Recommend to the Board the appointment of the independent auditors, which firm is ultimately accountable to the Audit Committee and to the Board.

•	Approve the fees to be paid to the independent auditors.

•	Receive disclosures from the independent auditors regarding the auditors’ independence required by Independence Standards Board Standard No. 1, discuss such reports with the independent auditors, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

A-1

•	Evaluate together with the Board the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

•	Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

General Authority and Responsibilities

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

      The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

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Appendix B

TVIA, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

(Amended and restated by the Board on April 29, 2002)

i

ii

TVIA, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN
(As amended and restated by the Board on April 29, 2002)

SECTION 1. Purpose Of The Plan.

     The Plan was adopted by the Board on March 20, 2000, effective as of the date of the IPO. This document amends and restates the Plan effective as of April 29, 2002, subject to the approval of the Company’s stockholders. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2. Definitions.

     (a)  “Accumulation Period” means a six-month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(b).

     (b)  “Board” means the Board of Directors of the Company, as constituted from time to time.

     (c)  “Code” means the Internal Revenue Code of 1986, as amended.

     (d)  “Committee” means a committee of the Board, as described in Section 3.

     (e)  “Company” means Tvia, Inc., a Delaware corporation.

     (f)  “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or section 125 of the Code. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

     (g)  “Corporate Reorganization” means:

          (i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

          (ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

     (h)  “Eligible Employee” means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week.

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     The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

     (i)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (j)  “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

          (i) If Stock was traded on The Nasdaq National Market on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by The Nasdaq National Market; or

          (ii) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

          (iii) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

     (k)  “IPO” means the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission.

     (l)  “Offering Period” means a 24-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

     (m)  “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(c).

     (n)  “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

     (o)  “Plan” means this Tvia, Inc. 2000 Employee Stock Purchase Plan, as it may be amended from time to time.

     (p)  “Plan Account” means the account established for each Participant pursuant to Section 8(a).

     (q)  “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

     (r)  “Stock” means the Common Stock of the Company.

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     (s)  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3. Administration of the Plan.

     (a)  Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

     (b)  Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 4. Enrollment and Participation.

     (a)  Offering Periods. While the Plan is in effect, two Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the 24-month periods commencing on each April 1 and October 1, except that the first Offering Period shall commence on the date of the IPO and end on March 31, 2001.

     (b)  Accumulation Periods. While the Plan is in effect, two Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of the six-month periods commencing on April 1 and October 1, except that the first Accumulation Period shall commence on the date of the IPO and end on September 30, 2000.

     (c)  Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than 15 days prior to the commencement of such Offering Period.

     (d)  Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 6(a) or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 5(d). A Participant who discontinued employee contributions under Section 5(d) or 9(b) or withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.

     (e)  Applicable Offering Period. For purposes of calculating the purchase price under Section 8(b), the applicable Offering Period shall be determined as follows:

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          (i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of: (A) the end of such Offering Period; (B) the end of his or her participation under Subsection (d) above; or (C) re-enrollment in a subsequent Offering Period under Paragraph (ii) below.

          (ii) In the event that the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period in which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

          (iii) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5. Employee Contributions.

     (a)  Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

     (b)  Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

     (c)  Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after such form has been received by the Company. The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

     (d)  Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b)). A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after such form has been received by the Company.

     (e)  Limit on Number of Elections. No Participant shall make more than two elections under Subsection (c) or (d) above during any Offering Period.

4

SECTION 6. Withdrawal From The Plan.

     (a)  Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

     (b)  Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7. Change in Employment Status.

     (a)  Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

     (b)  Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate ninety (90) days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

     (c)  Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 8. Plan Accounts and Purchase of Shares.

     (a)  Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

     (b)  Purchase Price. The Purchase Price for each share of Stock purchased on the last trading day of the month in which the Accumulation Period expired shall be the lower of:

          (i) 85% of the Fair Market Value of such share on the last trading day of the month in which the Accumulation Period expired; or

          (ii) 85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period (as determined under Section 4(e)) or, in

5

the case of the first Offering Period under the Plan, 85% of the price at which one share of Stock is offered to the public in the IPO.

     (c)  Number of Shares Purchased. As of the last trading day of each month in which the Accumulation Period expired, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 4,000 shares of Stock with respect to any Accumulation Period nor more than the amounts of Stock set forth in Sections 9(b) and 14(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

     (d)  Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

     (e)  Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

     (f)  Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Accumulation Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.

     (g)  Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

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SECTION 9. Limitations on Stock Ownership.

     (a)  Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

          (i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

          (ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this Plan or any other; and

          (iii) Each Participant shall be deemed to have the right to purchase 4,000 shares of Stock under this Plan with respect to each Accumulation Period.

     (b)  Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of $25,000 per calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

     For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10. Rights Not Transferable.

     The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11. No Rights as an Employee.

     Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

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SECTION 12. No Rights as a Stockholder.

     A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 13. Securities Law Requirements.

     Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14. Stock Offered Under The Plan.

     (a)  Authorized Shares. The maximum aggregate number of shares of Stock available for purchase under the Plan is nine hundred sixteen thousand six hundred sixty-six (916,666), plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2001 equal to such amount as may be determined by the Board or, if less, the lesser of (i) eighty three thousand three hundred thirty three (83,333) shares or (ii) three percent (3%) of the outstanding shares on such date. The aggregate number of Shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14.

     (b)  Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the 333 share limitation described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders or a similar event.

     (c)  Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 15. Amendment or Discontinuance.

     The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

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P R O X Y

PROXY

TVIA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting — August 20, 2002

     The undersigned hereby authorizes ELI PORAT and MICHAEL HOBERG, or either of them, each with the power of substitution, to represent as Proxies and vote with respect to the proposals set forth below and in the discretion of the Proxies on all other matters that may be properly presented for action all the shares of stock of Tvia, Inc. (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive offices at 4001 Burton Drive, Santa Clara, California on Tuesday, August 20, 2002 at 1:00 p.m., or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote FOR the election of directors, FOR Proposals 2 and 3, and in accordance with the discretion of the proxies on any other matters as may properly come before the Annual Meeting.

	SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

FOLD AND DETACH HERE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of directors and “FOR” Proposals 2 and 3.	Please mark votes as in this example	[X]
The Board of Directors recommends a vote FOR the election of directors and FOR Proposals 2 and 3.

1.	To elect (01) Mr. James Bunker and (02) Dr. Steven Cheng as Class II directors to serve until the 2005 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified.

FOR ALL NOMINEES [ ]	WITHHELD FROM ALL NOMINEES [ ]

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below):

For all nominees except as noted above

2.	To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares available for issuance under the Plan by 500,000 shares.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [   ]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. [   ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature	Date

Please sign where indicated. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

FOLD AND DETACH HERE